Exhibit 99.1

arlingtonchronicle.com

Drayton Richdale Corp. (Nevada)
Reorganize in the State of Wyoming

3-4 minutes

August 04, 2020 at 13:17

Press release

Drayton Richdale Corp. (Nevada) Reorganize in the State of Wyoming.

Monterey, California (Viz Release) August 4, 2020 - - Drayton Richdale Corporation, Nevada (OTC: DRYN) has merged with and into and thereafter be Drayton Richdale Corporation of Wyoming. The Public Company will retain its corporate personality and status, and will continue its corporate existence uninterrupted, in and through, and only in and through the Wyoming Corporation. Forthwith upon the effective date of July 20, 2020, each and every one share of stock of the Public Nevada Company shall be converted to one share of the Wyoming Company. Any such holders of shares may surrender them to the transfer agent for common stock of the Public Nevada Company, which transfer agent shall remain and continue as transfer agent for the Wyoming Company, until and unless changed later. The Wyoming Company survived the Reorganization with the operational history of the Nevada Company before the Reorganization, and with the management, duties and relationships to its shareholders unchanged by the Reorganization and with all of its property and with its shareholder list unchanged. It is in the opinion of Mr. Antonio Arnel Maquera, Chairman & CEO that the reorganization of Drayton Richdale Corporation in the business friendly State of Wyoming is in the best interest of the company and its shareholders.

For information contact:
Maruchie Aliwalas Maquera
Investor Relations

831.393.4008

e-mail: ir@draytonrichdale.com

Certain statements in this press release constitute "forward looking statements" within the meaning of the United States Securities Legislation. The Company's actual results could differ from those in the forward-looking statements. Do not construe this information as investment advice. This is not a solicitation to buy or sell securities. This does not purport to be a complete analysis of the Company. Investing in securities is speculative and carries a high degree of risk. Past performance does not guarantee future results. Readers should consult their own advisors. Information contained in this press release should be independently investigated. These remarks involve risks and uncertainties. Risks are not limited to quarterly fluctuations in results or the company's management of growth and competition. Other risks are detailed in the Company's SEC filings. Actual results may differ materially from such information set forth herein.

SOURCE: Drayton Richdale Corp.

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